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                                                     EXHIBIT 21

                                                PRIME RESOURCE, INC.

                                                  SUBSIDIARY LIST

-------------------------------------------- ---------------------- ---------------------- -------------------------
            NAME OF SUBSIDIARY               STATE OF ORGANIZATION   OWNERSHIP BY PRIME         OTHER BUSINESS
                                                                                                  NAME USED

-------------------------------------------- ---------------------- ---------------------- -------------------------
1.  Belsen Getty, LLC                                Utah                   100%                     None
-------------------------------------------- ---------------------- ---------------------- -------------------------
2.  Fringe Benefits Analysts, LLC                    Utah                   100%                     None
-------------------------------------------- ---------------------- ---------------------- -------------------------
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